Exhibit 99.1

ST Energy Transition I Ltd. Announces Redemption of Class A Ordinary Shares

HAMILTON, Bermuda—June 5, 2023—ST Energy Transition I Ltd. (the “Company”) announced today that due to the Company not consummating an initial business combination within the time period required by its amended and restated bye-laws (the “Charter”), the Board of Directors of the Company has elected to dissolve and liquidate the Company in accordance with the provisions of its Charter.

As stated in the Charter, if the Company does not consummate an initial business combination within 18 months of the closing of the Company’s initial public offering, or June 7, 2023, the Company will: (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem its Class A ordinary shares (the “Public Shares”), at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish the rights of the holders of Public Shares as Shareholders (including the right to receive further liquidation distributions, if any); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Shareholders and the Board, liquidate, wind-up and dissolve, subject in each case, to its obligations under Bermuda law to provide for claims of creditors and the requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.48 (the “Redemption Amount”) based upon the amount held in the trust account as of May 31, 2023, which was $301,477,161.

The Company anticipates that the Public Shares, as well as the Company’s publicly traded units, will cease trading as of the close of business on June 7, 2023. After June 7, 2023, the Company shall cease all operations except for those required to redeem the Public Shares and wind up the Company’s business. The redemption of the Public Shares is expected to be completed within ten business days after June 7, 2023, by June 22, 2023 (the “Expected Redemption Date”). As of the Expected Redemption Date, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

As previously disclosed, on May 30, 2023, the New York Stock Exchange (the “NYSE”) notified the Company, and publicly announced, that the NYSE determined to commence proceedings to delist the Company’s warrants from the NYSE and that trading in the Company’s warrants would be suspended immediately, due to trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

In order to provide for the disbursement of funds from the Trust Account, the Company will instruct Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About ST Energy Transition I Ltd.

ST Energy Transition I Ltd. is a blank check company, incorporated in Bermuda as an exempted company limited by shares, for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and therefore in accordance with our Charter, we will proceed with the dissolution and liquidation of the Company.

Media:

Jan Erik Klepsland

Email address: jan.klepsland@seatankersmgt.com

Tel: +1 (441) 295-6935

Forward-Looking Statements

Certain statements contained in this press release and certain materials the Company files with the SEC, as well as information included in oral statements or other written statements made or to be made by the Company, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements speak only as of the date of this press release. These forward-looking statements are based on management’s current expectations, assumptions and beliefs regarding future events and are based on currently available information as to the outcome and timing of future events, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects disclosed in the Company’s annual, quarterly reports and subsequent reports filed with the SEC, as amended from time to time. Any or all of these occurrences could cause actual results to differ from those in the forward-looking statements, and the Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.